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As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIS GROUP HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION LIMITED
TA IV LIMITED
WILLIS GROUP LIMITED
WILLIS NORTH AMERICA INC.
(Exact name of registrant
as specified in its charter)	Bermuda England & Wales England & Wales England & Wales England & Wales England & Wales England & Wales Delaware (State or other jurisdiction of incorporation)	98-0352587 98-0351629 98-0395656 98-0395657 98-0198190 98-0338268 98-0199005 13-5654526 (I.R.S. Employee Identification Number)

Ten Trinity Square
London EC3P 3AX, England
+44 20 7488 8111
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

William P. Bowden, Jr.
Willis Group Holdings Limited
7 Hanover Square
New York, New York 10004
(212) 344-8888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Donald C. Walkovik
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10025
(212) 558-4000

        Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /x/ 333-104439 and 333-112354

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Debt Securities(3)	$100,000,000	100%	$100,000,000	$11,770

Guarantees by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, and Willis Group Limited(3)

(1)
The initial public offering price of any debt securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For debt securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $100,000,000.

(Continued on following page)

(Continued from previous page)

(2)
Estimated solely for the purposes of calculating the registration for pursuant to Rule 457(o) under the Securities Act.

(3)
Debt securities will be issued by Willis North America Inc., an indirect wholly-owned subsidiary of Willis Group Holdings Limited. Debt securities issued by Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. Pursuant to Rule 457(n), additional or separate registration fees are payable in respect of the guarantees.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statements on Form S-3 filed by Willis Group Holdings Limited with the Securities and Exchange Commission (File Nos. 333-104439 and 333-112354) pursuant to the Securities Act of 1933, as amended, and declared effective on April 17, 2003 and on February 6, 2004, respectively, is incorporated by reference into this Registration Statement.

iii

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph J. Plumeri	Chairman, Chief Executive Officer and Director (principal executive officer)	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Group Chief Financial Officer (principal financial officer and principal accounting officer)	June 28, 2005
* Gordon M. Bethune	Director	June 28, 2005
* William W. Bradley	Director	June 28, 2005
* Joseph A. Califano, Jr.	Director	June 28, 2005
* James R. Fisher	Director	June 28, 2005
* Perry Golkin	Director	June 28, 2005
* Paul M. Hazen	Director	June 28, 2005
* Wendy E. Lane	Director	June 28, 2005
* James F. McCann	Director	June 28, 2005
* Scott C. Nuttall	Director	June 28, 2005

* Douglas B. Roberts	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005
*By:	/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Attorney-in-fact	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

TA I LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph J. Plumeri	Chairman and Director	June 28, 2005
/s/ MICHAEL CHITTY Michael Chitty	Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005
*By:	/s/ MARY E. CAIAZZO Mary E. Caiazzo	Attorney-in-fact	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

TA II LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ MICHAEL CHITTY Michael Chitty	Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

TA III LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ MICHAEL CHITTY Michael Chitty	Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

TRINITY ACQUISITION LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ MICHAEL CHITTY Michael Chitty	Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

TA IV LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ MICHAEL CHITTY Michael Chitty	Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

WILLIS GROUP LIMITED
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph J. Plumeri	Chairman and Chief Executive Officer and Director	June 28, 2005
/s/ RICHARD J.S. BUCKNALL Richard J.S. Bucknall	Group Chief Operating Officer and Director	June 28, 2005
/s/ THOMAS COLRAINE Thomas Colraine	Group Chief Financial Officer and Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Authorized U.S. Representative	June 28, 2005
*By:	/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Attorney-in-fact	June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2005.

WILLIS NORTH AMERICA INC.
By:	/s/ WILLIAM P. BOWDEN, JR. Name: William P. Bowden, Jr. Title: Group General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph J. Plumeri	Executive Chairman (principal executive officer)	June 28, 2005
/s/ MARIO VITALE Mario Vitale	Chief Executive Officer, President and Director	June 28, 2005
/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Director	June 28, 2005
/s/ MARY E. CAIAZZO Mary E. Caiazzo	Director, General Counsel, Secretary and Senior Vice President	June 28, 2005
*By:	/s/ WILLIAM P. BOWDEN, JR. William P. Bowden, Jr.	Attorney-in-fact	June 28, 2005

Exhibit Index

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
5.1*	Opinion and consent of Sullivan & Cromwell LLP
23.1*	Consent of Deloitte & Touche
24.1	Powers of Attorney of the Registrants (incorporated by reference to Exhibit 24.1 to Willis Group Holdings Limited's Annual Report on Form 10-K for the fiscal year ended December 31, 2004)
24.2	Power of Attorney of the Registrants (incorporated by reference to Exhibit No. 24.3 to Registration Statement No. 333-112345)

*
Filed herewith.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
Exhibit Index